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                                                                  EXHIBIT 10.080

                                                     RAYMOND L. MOSS
                                                     Direct Dial: (770) 481-7201
                                                     E-mail:  rlmoss@smkdlaw.com


                                 June 30, 1999



To:    The Buyers of the Common Stock
       J.P. Carey Securities, Inc.

       RE:     ALLERGY SUPERSTORE.COM, INC., INC.

Ladies and Gentlemen:

       We have acted as counsel to BioShield Technologies, Inc., a Georgia corporation (the "BSTI") and Allergy Superstore.com, Inc., a Delaware Corporation (the "COMPANY"), in connection with the Securities Purchase Agreement, dated as of June 30, 1999, by and among you, the Company, and BSTI (the "PURCHASE AGREEMENT") and the transactions contemplated thereby. This opinion is furnished to you pursuant to Section 6(c) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

       In connection with the opinion expressed below, we have examined the following documents:

         (i) The Certificate of Incorporation and Bylaws of each of the Company and BSTI, each as currently in effect;

         (ii) Certain resolutions of the Board of Directors of the Company and BSTI;

         (iii)    The Purchase Agreement;

         (iv)     The Registration Rights Agreement of each of BSTI and the
                  Company;

         (v)      The form of Warrant;

         (vi)     The Irrevocable Transfer Agent Instructions;

         (vii)    The Placement Agent Agreement;



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The Buyers of the Common Stock
J.P. Carey Securities, Inc.
June 30, 1999
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         (viii)   The Certificate of Existence (Good Standing) dated June 24,
                  1999, with respect to BSTI as issued by the Secretary of State of the State of Georgia (the "GEORGIA CERTIFICATE OF GOOD STANDING");

         (ix)     The Minute Books of the Company (the "COMPANY MINUTE BOOKS");
                  and

         (x) The disbursement instructions issued to you by the Company with respect to the consideration to be paid for the Common Stock and the other documents delivered at closing, including the Escrow Agreement.

         The Purchase Agreement, the Registration Rights Agreements, the form of Warrant, the Placement Agent Agreement, the Escrow Agreement, and the Irrevocable Transfer Agent Instructions are herein referred to collectively as the "TRANSACTION AGREEMENTS." We have also examined and considered such corporate records, certificates, other statements of corporate officers of the Company and BSTI, and matters of law as we have deemed appropriate as a basis for our opinions set forth below.

         The opinions expressed herein are subject to the following assumptions, limitations, qualifications, and exceptions:

         (a) We have assumed the genuineness of all signatures, the authenticity of all Transaction Agreements submitted to us as originals, the conformity with originals of all Transaction Agreements submitted to us as copies, the authenticity of certificates of public officials and the due authorization, execution and delivery of all Transaction Agreements (except the due authorization, execution and delivery by the Company and BSTI of the Transaction Agreements).

         (b) In examining agreements (including the Transaction Agreements) executed by parties other than the Company (the "OTHER PARTIES"), we have assumed that each Other Party has the legal right, capacity and power to enter into, enforce and perform all of its obligations under such agreements. Furthermore, we have assumed the due authorization by each of the Other Parties of all requisite action and the due execution and delivery of such agreements by each of the Other Parties, and that such agreements are valid and binding upon each of the Other Parties and are enforceable against each Other Party in accordance with their terms.

         (c) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar federal or state laws affecting the rights of creditors generally.




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The Buyers of the Common Stock
J.P. Carey Securities, Inc.
June 30, 1999
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         (d) We express no opinion as to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedies are considered in a proceeding at law or in equity) or as to the effect of general equitable principles.

         Furthermore, the following opinions are qualified to the extent that the validity or enforceability of any provision of any of the Transaction Agreements is subject to or affected by:

         (i) limitations based on statutes and public policy regarding the enforceability of express or implied waivers including, without limitation, waivers of rights, claims or defenses;

         (ii) limitations on the enforceability of a requirement that provisions of the Transaction Agreements may only be amended or waived in writing, to the extent that an oral agreement modifying provisions of the Transaction Agreements has been performed;

         (iii) limitations on the effectiveness of "severability" provisions depending on the materiality of the unenforceable provision to the Transaction Agreements as a whole and to the undertakings of the parties thereunder; and

         (iv)  limitations imposed by state blue sky laws.

          For purposes of factual matters relevant to the opinions expressed herein, we have relied on (a) the representations and warranties of the Company and BSTI contained in the Transaction Agreements and (b) certificates of public officials and the Company's transfer agent and statements and certificates of the officers of the Company. Wherever any statement herein with respect to the existence or absence of facts is qualified by the phrase "to our knowledge" or similar phrase, it is intended to indicate that after a review of (i) the representations and warranties of the Company and BSTI contained in the Transaction Agreements and (ii) certificates of public officials and the Company's and BSTI's transfer agent and statements and certificates of the officers of the Company and BSTI, and (iii) the Company's and BSTI's Minute Books, and during the course of our representation of the Company through the date hereof, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have represented the Company in connection with the Transaction Agreements and the transaction contemplated thereby.

         Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that as of the date hereof:

         1. The Company and BSTI are corporations validly existing and in good standing under the laws of their respective jurisdictions.



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The Buyers of the Common Stock
J.P. Carey Securities, Inc.

June 30, 1999
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         2. Each of the Company and BSTI has the requisite corporate power and authority to execute, deliver, and perform the Transaction Agreements; the Transaction Agreements have been duly executed and delivered by the Company and BSTI in accordance with the requirements of the Delaware and Georgia General Corporate Laws (the "CORPORATE LAW") and have become effective under the Corporate Law; and the Transaction Agreements constitute valid and binding obligations of the Company and BSTI enforceable against the Company and BSTI in accordance with their terms.

         3. The issuance and sale of Common Stock to be purchased by you has been duly authorized, and are validly issued, fully paid and non-assessable, and not subject to preemptive rights or rights of first refusal. The issuance of the Warrants to be issued to you and the Placement Agent have been duly authorized and, upon issuance in accordance with the terms of the Transaction Agreements, will be validly issued, fully paid and non-assessable and not subject to preemptive rights or rights of first refusal.

         4. Assuming your representations, warranties and covenants set forth in the Transaction Agreements are true and correct, the Common Stock, the Warrants, the Conversion Shares and the Warrant Shares may be issued to you without registration under the 1933 Act, the securities laws of any state or the Trust Indenture Act.

         5. No authorization approval or consent of or filing with any court, governmental body, regulatory agency, self-regulatory organization or stock exchange or market, or the stockholders of the Company or BSTI, or, to our knowledge, any third party is required to be obtained by the Company or BSTI to enter into and perform its obligations under the Transaction Agreements or for the issuance and sale of the Debentures, the Common Stock, the Conversion Shares and the Warrant Shares as contemplated by the Transaction Agreements.

         6. The execution, delivery and performance by each of the Company and BSTI of the Transaction Agreements, the consummation by the Company and BSTI of the transactions contemplated thereby and compliance by the Company and BSTI with the terms thereof does not (a) violate, conflict with or constitute a default (or an event that with notice or lapse of time or both would become a default) under the Certificate of Incorporation or Bylaws of either the Company or BSTI or (b) result in any violation of any material law, applicable to the Company that in our experience normally is applicable to transactions of the type contemplated by the Transaction Agreements or any judgments, orders and decrees of which we are aware.

         7. To our knowledge, there is no material action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization pending or threatened against or affecting the Company or BSTI.



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The Buyers of the Common Stock
J.P. Carey Securities, Inc.

June 30, 1999
Page 5


         We are members of the Bar of Georgia, and we do not express any opinion concerning any law other than the laws of the state of Georgia, the General Corporation Law of the state of Delaware, and the federal laws of the United States. To the extent that the governing law with respect to any matters covered by this opinion is the law of a jurisdiction other than Georgia or federal law, we have assumed that that law of such other jurisdiction is identical to Georgia law.

         This opinion is furnished as of the date hereof, and we assume no obligation to update this Opinion or to advise you of any events, circumstances, or developments that occur or are otherwise brought to our attention subsequent to the date hereof. This opinion is furnished to you solely for your benefit in connection with the transactions contemplated by the Transaction Agreements and may not be used, circulated, quoted, or otherwise referred to or relied upon by any other person (other than the Affiliates (as defined below) of the addressee of this opinion, who shall, upon a transfer of the Common Stock to such affiliate, be entitled to rely on this opinion as if they were the addressee hereof) or for any other purpose without our express prior written consent. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. As used in this opinion, the term "AFFILIATE" means with respect to any person or any entity which controls, is controlled by, or is under common control with such person, and the term "CONTROL" means the power, directly or indirectly, including through contract, to direct investment decisions, including the acquisition, disposition, and voting of securities.

                                                     Very truly yours,

                                                     SIMS MOSS KLINE & DAVIS LLP